Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation
San Antonio, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-212342), Form S-4 (No. 333-212-340) and Form S-8 (Nos. 333-17375, 333-17377, 033-81416, 333-55691, 333-74614, 333-74592, 333-135032, 333-153635, 333-162358, 333-168022, 333-188117, 333-204744 and 333-212341) of Abraxas Petroleum Corporation of our reports dated March 16, 2017, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Antonio, Texas
March 16, 2017

R-221 (4/11)